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                                                                     EXHIBIT 5.1

                           SIMPSON THACHER & BARTLETT
                              3330 HILLVIEW AVENUE
                               PALO ALTO, CA 94304
                                 (650) 251-5000
                                  ------------
                            FACSIMILE: (650) 251-5002


                                 March 21, 2002



Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California 94306

Ladies and Gentlemen:

         We have acted as counsel to Agilent Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $1,150,000,000 aggregate principal amount of 3% Senior Convertible Debentures due 2021 (the "Debentures"). The Debentures were issued under an indenture (the "Indenture") dated as of November 27, 2001, between the Company and Citibank, N.A., as Trustee.

         We have examined the Registration Statement, a specimen certificate representing the shares of the Company's common stock, par value $0.01 per share, into which the Debentures may be converted (the "Shares"), and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         In addition, we have assumed the following:

         (i) the execution, delivery and performance of the Indenture and the Debentures by the Company do not constitute a breach or violation of any agreement or instrument which is binding upon the Company;

         (ii) the Indenture is the valid and legally binding obligation of the Trustee; and

         (iii) the Debentures have been duly authenticated by the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Debentures constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. The Shares, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         Our opinion set forth above in paragraph 1 is subject to the effects of
(i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,
(ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the law of the State of New York and the Federal law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/ Simpson Thacher & Bartlett

                               SIMPSON THACHER & BARTLETT